Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Fourth Quarter and Full Year 2015 Results

TUCSON, Ariz. (March 24, 2016) – HTG Molecular Diagnostics, Inc. (NASDAQ: HTGM), a provider of instruments and reagents for molecular profiling applications, today reported financial results for the fourth quarter and year ended December 31, 2015 and updates on key recent activities.

Recent Accomplishments & Highlights:

•	Entered into an IVD development agreement with Thermo Fisher Scientific

•	Established scientific advisory boards consisting of distinguished leaders in the fields of immuno-oncology and lymphoma

•	Achieved revenue of $1.2 million for the fourth quarter of 2015

•	Consumable product revenue increased 59% compared to Q4 2014 and 56% compared to Q3 2015.

•	Achieved revenue of $4.0 million for the year ended December 31, 2015

•	Consumable product revenue increased 176% compared to FY 2014

“We accomplished much in 2015. We achieved our operational goals including completing our initial public offering, expanding our product menu, building both our sales and development infrastructure and developing key partnerships,” said TJ Johnson, President and CEO. “I am excited about the momentum HTG has for 2016. We recently signed an IVD development agreement with Thermo Fisher and established two scientific advisory boards consisting of key opinion leaders. We are on track for a 2016 FDA IVD submission and CE/IVD mark for our ALKPlus assay, which is being developed under our agreement with Illumina, and continue to make progress on Project JANUS, our new instrument platform for the smaller lab market as we work toward the democratization of molecular profiling.”

Fourth Quarter 2015 Financial Results:

Revenue for the fourth quarter of 2015 was $1.2 million. Net loss from operations for the fourth quarter of 2015 was $5.3 million, compared to $3.4 million for the fourth quarter of 2014. Net loss per share was $(0.83) for the fourth quarter of 2015 and $(52.49) for the fourth quarter of 2014. The loss per share for the fourth quarter of 2015 reflects additional outstanding common shares resulting from the conversion of preferred shares and the issuance of additional common shares in connection with our May 2015 initial public offering.

Full Year 2015 Financial Results:

Revenue for the year ended December 31, 2015 was $4.0 million. Net loss from operations for the year ended December 31, 2015 was $18.9 million, compared to $12.8 million for the year ended December 31, 2014. Net loss per share was $(5.03) for the year ended December 31, 2015 and $(175.03) for the year ended December 31, 2014. The loss per share for the year ended December 31, 2015 reflects additional outstanding common shares resulting from the conversion of preferred shares and the issuance of additional common shares in connection with our May 2015 IPO.

HTG ended the year with $34.1 million in total cash and investments, including $3.3 million in cash and equivalents, $28.2 million in short term, available-for-sale investments and $2.6 million in longer term, available-for-sale investments.

2016 Strategic Priorities:

HTG is focused on the following priorities for 2016:

•	Accelerate our market adoption

•	Submit our PMA to the FDA and achieve CE/IVD mark for our lung fusion ALKPlus product

•	Continue to execute on Project JANUS, our new platform program for lower volume labs, for a 2017 launch

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (866) 394-4225 for domestic callers, or (678) 509-7535 for international callers, conference ID 59421900, or access the webcast on the investor relations section of the Company’s website at: www.htgmolecular.com. The webcast will be available on the Company’s website for 90 days following the completion of the call.

About HTG Molecular Diagnostics:

Headquartered in Tucson, Arizona, HTG’s mission is to empower precision medicine at the local level. In 2013 the company commercialized its HTG Edge instrument platform and a portfolio of RNA assays that leverage HTG’s proprietary nuclease protection chemistry. HTG’s product offerings have since expanded to include its HTG EdgeSeq product line, which automates sample and targeted library preparation for next-generation sequencing. Additional information is available at www.htgmolecular.com.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, capital resources and strategic priorities. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with our ability to obtain regulatory clearances or approvals in the United States and other jurisdictions to market panels for diagnostic purposes, our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; requirements for additional capital and credit availability; our ability to attract and retain qualified personnel; the benefits of our agreements with Thermo Fisher Scientific (specifically its wholly owned subsidiary Life Technologies Corporation) or Illumina; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-K for the year ended December 31, 2015. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

HTG Molecular Diagnostics, Inc.

Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015		2014
	(Unaudited)
Revenue:

Product	$1,182,287	$810,819	$3,532,028		$1,788,205

Service	33,466	100,328	183,758		497,168

Other	—	386,667	325,789		1,043,584

Total revenue	1,215,753	1,297,814	4,041,575		3,328,957

Cost of revenue	796,920	1,199,642	3,335,511		3,204,915

Gross margin	418,833	98,172	706,064	(1)	124,042

Operating expenses:
Selling, general and administrative	4,111,249	2,781,154	14,994,410		9,897,697

Research and development	1,650,709	702,232	4,601,718		3,075,204

Total operating expenses	5,761,958	3,483,386	19,596,128		12,972,901

Operating loss	(5,343,125)	(3,385,214)	(18,890,064)		(12,848,859)

Loss from change in stock warrant valuation	—	(332,614)	(239,683)		(388,936)

Interest expense, net	(348,443)	(414,854)	(1,633,616)		(706,866)

Other income (expense), net	2,105	(5,983)	(624,239	)(2)	(13,747)

Net loss before income taxes	(5,689,463)	(4,138,665)	(21,387,602)		(13,958,408)

Income taxes	10,189	—	10,189		—

Net loss	(5,699,652)	(4,138,665)	(21,397,791)		(13,958,408)

Accretion of redeemable convertible preferred stock discount, issuance costs and dividends	—	(931,346)	(1,328,594	)(3)	(3,660,401)

Net loss attributable to common stockholders	$(5,699,652)	$(5,070,011)	$(22,726,385)		$(17,618,809)

Net loss per share attributable to common stockholders, basic and diluted	(0.83)	(52.49)	(5.03)		(175.03)

Shares used in computing net loss per share attributable to common stockholders, basic and diluted	6,840,918	96,597	4,518,499	(4)	100,659

(1)	The Company recorded a $221,000 inventory provision to cost of revenue in 2015 for excess HTG reader inventory. This reserve is the result of a higher demand for our HTG EdgeSeq products, first introduced in 2014, which do not utilize the reader technology.
(2)	Includes $705,217 of non-cash expense recorded in Q2 from the loss on settlement of convertible notes.
(3)	Accretion of redeemable convertible preferred stock discount, issuance costs and dividends ended in May 2015 with the Company’s IPO.
(4)	Reflects an increase in weighted average common shares outstanding during the period as a result of our IPO.

HTG Molecular Diagnostics, Inc.

Balance Sheets

		December 31,
		2015	2014
Assets
Current assets:
Cash and cash equivalents		$3,293,983	$3,613,392

Short-term investments available-for-sale, at fair value		28,201,507	—

Accounts receivable, net		716,246	801,125

Inventory, net		2,201,301	1,685,814

Prepaid expenses and other		445,217	112,035

Total current assets		34,858,254	6,212,366

Long-term investments available-for-sale, at fair value		2,603,901	—

Deferred financing and offering costs		52,377	1,369,281

Property and equipment, net		1,932,213	1,146,599

Total assets		$39,446,745	$8,728,246

		December 31,
		2015	2014
Liabilities and stockholders’ equity (deficit)
Current liabilities:

Accounts payable		$724,805	$948,429

Accrued liabilities		1,944,511	1,499,750

Deferred revenue		47,476	41,248

NuvoGen obligation		543,750	—

Term loan		3,059,068	813,715

Total current liabilities		6,319,610	3,303,142

Redeemable convertible preferred stock warrant liability		—	730,543

Term loan payable - non-current, net of discount		7,789,963	9,705,655

NuvoGen obligation - non-current, net of discount		8,415,122	8,677,859

Other		28,652	58,380

Total liabilities		22,553,347	22,475,579

Total redeemable convertible preferred stock	(1)	—	55,922,593

Commitments and Contingencies

Total stockholders’ equity (deficit)	(1)	16,893,398	(69,669,926)

Total liabilities and stockholders’ equity (deficit)		$39,446,745	$8,728,246

(1)	Reflects conversion of redeemable convertible preferred stock into common stock and the issuance of shares in our IPO

Contact:

Westwicke Partners

Jamar Ismail

Phone: 415-513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson

President / CEO

HTG Molecular Diagnostics

Phone: 520-547-2827 x130

Email: tjjohnson@htgmolecular.com